EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141468) of The Goodyear Tire & Rubber Company of our report dated June 18, 2010 relating to the financial statements of The Goodyear Tire & Rubber Company Savings Plan for Retail Employees, which appears in this Form 11-K.
BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio
June 21, 2010